Frank Condella, President + CEO Larry Gyenes, SVP + CFO September 2012 COLUMBIA LABORATORIES Columbia Laboratories, Inc. (Nasdaq: CBRX)

Safe Harbor This presentation contains forward-looking statements, which statements are indicated by the words “may,” “will,” “plans,” “believes,” “expects,” “intends,” “anticipates,” “potential,” “should,” and smilar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Factors that might cause future results to differ include, but are not limited to, the following: Watson's and Merck Serono’s success in marketing CRINONE® for use in infertility in their respective markets; Watson’s and Merck Serono’s continued desire to develop progesterone vaginal gel 8% for the preterm birth indication in the U.S. and the rest of the world, respectively; Watson’s success in obtaining timely approval, if any, of a new drug application (NDA) by the U.S. Food and Drug Administration (FDA) for progesterone vaginal gel 8% for the preterm birth indication; Merck Serono’s success in obtaining timely marketing approvals, if any, of progesterone vaginal gel 8% for the preterm birth indication in countries outside the U.S.; the timing and level of success of a future product launch, if any; timely and successful development of a next-generation vaginal progesterone product; the ability of our third-party manufacturers to supply CRINONE; the impact of competitive products and pricing; our ability to use our tax net operating loss carryforwards (“NOLs”) to offset future taxable earnings, if any; the evaluation of potential strategic transactions; Columbia’s ability to timely regain compliance with the Nasdaq minimum closing bid price rule; the strength of the United States dollar relative to international currencies, particularly the euro; competitive economic and regulatory factors in the pharmaceutical and healthcare industry; general economic conditions; and other risks and uncertainties that may be detailed, from time-to-time, in Columbia’s reports filed with the SEC. Columbia does not undertake any responsibility to revise or update any forward-looking statements contained herein. 2

Columbia Laboratories ‣ Publicly-traded specialty pharmaceutical company ‣ Successful history of developing proprietary products for women’s health administered vaginally: ๏ CRINONE ® 8% progesterone vaginal gel • Sold Worldwide for use in infertility treatments • Marketed by Watson (U.S.) and Merck Serono (RoW) • Watson developing progesterone vaginal gel 8% to reduce the risk of preterm birth (PTB) in women with a short cervix at mid-pregnancy • Merck Serono evaluating PTB opportunity ex-U.S. ๏CRINONE® 4% progesterone vaginal gel • Marketed by Watson (U.S.) to treat secondary amenorrhea ๏ Replens®, RepHresh® and Advantage-S® • OTC products sold to Lil’ Drug Store Products, Inc. 3

CRINONE ex-U.S. 4 ‣ Merck Serono holds exclusive license to CRINONE outside U.S. ๏Marketing CRINONE in over 60 countries ‣CBRX is exclusive supplier to Merck Serono ‣CBRX receives (country by country) the greater of: i. 30% of the net selling price, or ii. Our direct manufacturing cost plus 20% ‣CBRX gross margin: ~40% on product sales

CRINONE: U.S. ‣Watson markets CRINONE for infertility ‣CBRX supplies product at COGS +10% ‣CBRX receives royalty on sales (at least 10%) ‣Watson funding: ๏ Life-cycle management ๏ Development of preterm birth (PTB) indication • Will market for PTB if approved • U.S. commercial launch for PTB would trigger $30m milestone payment to CBRX 5

CRINONE Growing in Infertility ‣ Estimated $65m in total 2011 in-market sales worldwide, a 27% increase over 2010 ‣ Sales expected to continue to grow 6 Length of Cervix (mm) $0 $4.0 $8.0 $12.0 $16.0 2010 2011 Merck Serono Watson 40% 59% Net Revenue Growth from Partner Sales

Reduced Reliance on Patents for Ex-U.S. Growth ‣ Relative Mix of Ex-U.S. Crinone Business (Merck-Serono Net Sales in Dollars) 7 Length of Cervix (mm) 2009 2010 2011 No Patent 58% 18% Patent

Efficient Operation ‣Lean operating group (14 employees) ‣Supply chain management ‣Financial management and SEC reporting ‣Clinical development support to partners 8

Multiple Valuable Components Asset Comments CRINONE Franchise • Significant TRx growth in U.S. in 2011 & YTD 2012 • Increasing Merck Serono distribution ex-U.S. PTB Upside • Significant upside (royalties + milestone payments) • Ex-U.S. interest from Merck Serono Cash • $23.0 million on hand (6/30/12) • Cash flow neutral to positive platform NOLs • Up to $153 million, if fully realized Public Listing • Access to capital markets 9

Key Statistics Nasdaq: CBRX Recent market price (8/28/2012) . $1.06 Shares outstanding (8/28/2012) 87.5 million Market capitalization (8/28/2012) $92.8 million Cash, equivalents & investments (6/30/2012) $23.0 million Debt (6/30/2012) . $0.0 million 10

Columbia Laboratories Capitalization Table @ 8/28/12 Nasdaq: CBRX Shares Outstanding 87.5 million Average Preferred Shares @ $ 1.44 2.0 Warrants* @ $ 1.42 9.9 Options @ $ 2.06 5.1 Fully Diluted Shares 104.3 million 11 *All warrants have “cashless” exercise option

Potential Upside: Progesterone Vaginal Gel 8% in PTB ‣Proposed Indication: the reduction of risk of preterm birth in women with singleton gestation and a short uterine cervical length in mid-trimester of pregnancy ‣Application supported by large, well-controlled Phase III clinical trial plus additional published supporting studies ‣ In 15 years of post-marketing surveillance, no safety signals identified with progesterone vaginal gel 8% 12

13

Preterm Birth and Short Cervix

- Preterm birth (PTB)
  - Delivery from 20 to $36^{6/7}$ weeks of gestation
  - Occurs in ~12% of all pregnancies in U.S.*
- Primary cause of neonatal morbidity & mortality
- Cost to U.S. Health System: ~$51,600 per preterm infant^
- Short cervix
  - The single most important predictor of PTB+
  - Detectable in mid-trimester
  - No approved treatment

*Source: November 17, 2011, National Center for Health Statistics, "Births: Preliminary Data for 2010".
^Behrman RE et al. in: Behrman RE, Butler AS, eds. Preterm Birth: Causes, Consequences, and Prevention. Washington, DC: The National Academies Press; 2006:329-354.

+Based on the c-index, which is the area under the receiver - operating characteristics curve. To MS et al. *Ultrasound Obstet Gynecol*. 2006;27(4):362-367.

14 Iams et al. NEJM 1996 • 2915 patients screened • 24 week TVU • Multiple studies confirm the association of CL + PTB • At least 25% of pregnant women are at risk for PTB due to Short Cervical Length Iams JD et al. N Engl J Med. 1996;334(9):567-572. Shorter Cervical Length (CL) Associated with Increasing Risk of Preterm Birth (PTB) 0 0 4 8 12 16 20 24 28 32 36 40 44 48 52 56 60 64 68 0 0 5 10 25 50 75 100 200 300 400 500 600 700 800 2 4 6 8 10 12 14 Length of Cervix (mm) Percentile R is k of P re m at ur e D el iv er y No. of Women N o. o f W om en

Published Results Demonstrating Efficacy of Vaginal Progesterone in Short Cervix 15 Infant Outcomes ๏ Reduction in respiratory distress syndrome (p=0.036) ๏ Reduction in number of babies born with birth weight < 1500 g (p=0.014) ๏ Strong trends in infant outcomes generally Other evidence supporting vaginal progesterone in short cervix ๏ Study 300 short cervix 37%  at week 33 ๏ Fonseca 2007 44%  at week 34 ๏ Romero 2011 42%  at week 33 5.1 8.9 44% 45% 39% 14.5 Length of Cervix (mm) Gestational Age at Delivery Pe rc en ta ge o f Su bj ec ts 9.4 15.2 22.3 0 7.5 15 22.5 30 < 28 Weeks < 33 Weeks < 35 Weeks p=0.075 p=0.012p=0.022 Study 302

16

Vaginal Progesterone in the News

ULTRASOUND
in Obstetrics & Gynecology

Ultrasound Obstet Gynecol 2011; 38: 1–9
Published online in Wiley Online Library (wileyonlinelibrary.com). DOI: 10.1002/uog.9073

Editorial

Universal cervical-length screening and vaginal progesterone prevents early preterm births, reduces neonatal morbidity and is cost saving: doing nothing is no longer an option


AJOG
American Journal of Obstetrics & Gynecology

REPORTS OF MAJOR IMPACT www.AJOG.org

Vaginal progesterone in women with an asymptomatic sonographic short cervix in the midtrimester decreases preterm delivery and neonatal morbidity: a systematic review and metaanalysis of individual patient data

Conclusion **Vaginal progesterone administration to asymptomatic women with a sonographic short cervix reduces the risk of preterm birth and neonatal morbidity and mortality.**

The American College of Obstetricians and Gynecologists
WOMEN'S HEALTH CARE PHYSICIANS

COMMITTEE OPINION

Number 522 • April 2012

Committee on Obstetric Practice

This document reflects emerging clinical and scientific advances as of the date issued and is subject to change. The information should not be construed as dictating an exclusive course of treatment or procedure to be followed.

Incidentally Detected Short Cervical Length

ABSTRACT: Occasionally, a short cervical length may be incidentally detected during transabdominal scanning of the lower uterine segment. The American College of Obstetricians and Gynecologists and the American Institute of Ultrasound in Medicine recommend that a cervical length measurement be performed at the time the ultrasound examination is undertaken for fetal anatomic survey at around 18–22 weeks of gestation. It also is recommended that a subsequent transvaginal ultrasound examination be performed to confirm the presence of a short cervical length, defined as less than 25 mm at 14–28 weeks of gestation. Cervical length measured by transvaginal ultrasound examination is a useful screening test for predicting spontaneous preterm birth. Once short cervical length is confirmed, the patient's risk factors for preterm birth should be reviewed, specifically the number of fetuses and a history of spontaneous preterm birth, for a discussion of management options. Ideally, transvaginal ultrasound examination of cervical length should be used as a screening test in clinical care only when interventions that reduce the risk of subsequent preterm birth in the event of a positive result (ie, short cervical length) are available. The utility of universal cervical length screening for the prevention of preterm birth is controversial and being debated.

SMFM CLINICAL GUIDELINE www.AJOG.org

Progesterone and preterm birth prevention: translating clinical trials data into clinical practice

Results and Recommendations: ...in women with singleton gestations, no prior PTB, and short CL ≤20mm at ≤ 24 weeks, vaginal progesterone, either 90-mg gel or 200-mg suppository, is associated with reduction in PTB and perinatal morbidity and mortality, and can be offered in these cases. The issue of universal CL screening of singleton gestations without prior PTB for the prevention of PTB remains an object of debate. CL screening in singleton gestations without prior PTB cannot yet be universally mandated. Nonetheless, implementation of such a screening strategy can be viewed as reasonable, and can be considered by individual practitioners, following strict guidelines.

Vaginal Progesterone Public Policy 17 State of Michigan Infant Mortality Reduction Plan August 2012

NDA Status Update NDA submitted 4/26/11 Advisory Committee 1/20/12 Transferred ownership of NDA to Watson 2/10/12 Complete response letter received from FDA 2/24/12 ๏ Acknowledged statistical significance met at ≤ 326/7 weeks gestation (p=0.022) but did not meet the level of statistical significance generally expected to support the approval of the product in the U.S. market from a single trial ๏ Although not part of the requirements communicated during pre-Phase III meetings, FDA raised the issue of robustness in efficacy in the U.S. sub-cohort as compared to the overall efficacy of the trial ๏ Additional clinical work required to support approval Watson remains in active discussions with FDA about a pathway to approval 18

19 Course of treatment is daily administration for approximately 16 weeks * Estimated using previously published studies e.g., Iams JD et al. N Engl J Med. 1996;334(9): 567-572 U.S. Market Opportunity in Preterm Birth 10 - 20 mm (4%)* 20 - 25 mm (6%)* 25 - 30 mm (20%)* 4.3 Million Births Annually 172,000 women 258,000 women 860,000 women Mid-pregnancy Cervical Length 1.3 million women with “short cervix” become pregnant each year

Market Exclusivity ‣ Two issued U.S. patents; Others ROW ๏ Method of progesterone delivery and affect thereof • Orange Book listed • Expires September 2013 ๏ Progesterone for the treatment or prevention of spontaneous preterm birth • Orange Book listable • Expires 2028 ‣ Life-cycle management strategy underway ๏ Watson developing next-generation progesterone products ‣ Other barriers to generic entry ๏ Non-inferiority clinical trial likely required for any generic 20

21 $30 Million Payment upon U.S. Commercial Launch for PTB Potential Milestone & Annual Royalty Streams from Watson 10% on sales up to $150m 15% on sales $150m –$250m 20% on sales above $250m Annual Sales $50m $100m $150m $250m $500m Royalties @ Different Sales Levels $5m $10m $15m $30m $80m

Summary ‣ Strong balance sheet; healthy cash position; debt free ‣ Ongoing growth in royalty and product revenues from Watson & Merck Serono ‣ Watson received CRL from FDA for PTB indication; remains in active discussions with FDA ‣ $32.5m in potential milestone payments related to investigational preterm birth indication ‣ Completed 42% workforce reduction & other cost-saving measures ‣ Streamlined organization, expected to be cash flow breakeven-to- positive for foreseeable future ‣ NOL of ~$153 million a significant tax asset, if fully realized 22

Columbia Laboratories 23 Investor Relations Contacts: Larry Gyenes Chief Financial Officer Columbia Laboratories, Inc. T: 973 486 8860 lgyenes@columbialabs.com Seth Lewis Vice President The Trout Group T: 646 378 2952 slewis@troutgroup.com www.columbialabs.com